Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Jennifer P. Lam, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Reneo Pharmaceuticals, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2024	/s/ Jennifer P. Lam
Jennifer P. Lam
Senior Vice President, Finance and Administration
(Principal Financial and Accounting Officer)